FIFTH  AMENDMENT  TO  STOCK  SUBSCRIPTION  AGREEMENT


          FIFTH AMENDMENT (this "Amendment"), dated as of January 29, 1997, by and among Haynes Holdings, Inc., a Delaware corporation (the "Issuer"), Haynes International, Inc., a Delaware corporation ("Haynes"), and the persons listed on the signature pages hereof as "Investors", to the Stock Subscription Agreement referred to below.

                            PRELIMINARY STATEMENTS
                            ----------------------

          The Issuer, Haynes and the investors named on the signature pages thereof executed a Stock Subscription Agreement dated as of August 1, 1989, as amended by the Amendment to the Stock Subscription Agreement to Add a Party, dated August 14, 1992, and by the Second Amendment to Stock Subscription Agreement, dated as of March 16, 1993, and by the Third Amendment to Stock Subscription Agreement, dated May 6, 1996, and by the Fourth Amendment to Stock Subscription Agreement, dated as of May 31, 1996 (as so amended, the "Stock Subscription Agreement").

          The parties hereto wish to further amend the Stock Subscription Agreement as set forth herein.

                                   AGREEMENT
                                   ---------

          In consideration of the mutual covenants contained in this Amendment and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, pursuant to Section 12.6(b) of the Stock Subscription Agreement, the parties hereto hereby agree as follows:

1.       Definitions.  Unless otherwise defined herein, capitalized terms used
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herein  are  used  as  defined  in  the  Stock  Subscription  Agreement.

2.          Amendments.
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     (a)      Section 1.1 of the Stock Subscription Agreement shall be amended to  modify  the  definition  of  "Management  Investors"  to  read as follows:
"'Management Investors' means each of Michael D. Austin, Joseph F. Barker, F. Galen Hodge and Charles J. Sponaugle."
     (b) Section 1.1 of the Stock Subscription Agreement shall be amended to insert the following new definition immediately following the definition of
NASD:

"'New Stockholders' Agreement' means the Stockholders' Agreement dated as of January 29, 1997 by and among the Company and the investors listed therein which amends and supersedes in all respects the Stockholders' Agreement."

     (c) Section 9.3(a)(iii) of the Stock Subscription Agreement shall be amended in its entirety to read as follows:

     "(iii)  at  any  time  by any Holder to any Person; provided that (A) the
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transfer  is  made  pursuant  to, and subject to any applicable limitations of
Article III of the New Stockholders' Agreement, and (B) such Person becomes a Holder pursuant to Section 12.10 hereof;"

     (d) Section 9.4 of the Stock Subscription Agreement shall be deleted in its entirety.

     (e) Article XI of the Stock Subscription Agreement shall be deleted in its entirety.

     (f) All references to the Stockholders' Agreement in the Stock Subscription Agreement shall mean the New Stockholders' Agreement.

     (g) Section 12.11 of the Stock Subscription Agreement shall be amended in its entirety to read as follows:

               "SECTION  12.11.    Termination.   All rights, restrictions and
                                   -----------
provisions set forth in this Agreement shall lapse upon the earlier to occur of (A) the Initial Public Offering, (B) the vote in favor of terminating this Agreement by the Majority Holders and the majority of Management Holders at the time of termination or (C) the fifth anniversary of the Initial Closing Date (as defined in the New Stockholders' Agreement)."

3.          Release of Rights and Restrictions.  On and after the date of this
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Amendment:  (a)  the only parties to the Stock Subscription Agreement shall be the Issuer, Haynes, the Management Holders and those Persons that thereafter are made a party to the Stock Subscription Agreement pursuant to Section 12.12 thereof, and (b) no Common Shares or options of any Person other than a Management Holder shall be bound by the restrictions and limitations of the Stock Subscription Agreement.

4.         Continuing Effect; Amendment Limited.  This Amendment is limited as
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specified and shall not constitute a modification, acceptance or waiver of any other provision of the Stock Subscription Agreement. From and after the date of the effectiveness of this Amendment, all references in the Stock Subscription Agreement to the "Agreement" shall be deemed to be references to the Stock Subscription Agreement after giving effect to this Amendment.

5.              Counterparts.  This Amendment may be executed in any number of
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counterparts  and  by  the  different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.        GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
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PARTIES  HEREUNDER  SHALL  BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
LAW  OF  THE  STATE  OF  NEW  YORK.

7.        Effectiveness.  This Amendment shall become effective on the date on
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which  each  of  the  Issuer,  the  Majority  Holders  and  a  majority of the
Management Holders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Issuer.


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     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be  executed  by  a  duly  authorized  officer as of the date set forth above.

HAYNES  HOLDINGS,  INC.


By:      ____________________________
Its:      ____________________________


MLGA  FUND  II,  L.P.

By:    MLGAL  Partners

     By:      _______________________________
     Its:      General  Partner


MLGAL  PARTNERS  LIMITED  PARTNERSHIP


By:      _______________________________
Its:      General  Partner


/s/ John A. Morgan
John  A.  Morgan


/s/ Perry  J.  Lewis
Perry  J.  Lewis


/s/ Sangwoo  Ahn
Sangwoo  Ahn


/s/ Thomas  F.  Githens
Thomas  F.  Githens


/s/ William  F.  Ludwig
William  F.  Ludwig


/s/ Nancy  S.  Milton
Nancy  S.  Milton


/s/ Ira  Starr
Ira  Starr


/s/ Michael  D.  Austin
Michael  D.  Austin


/s/ Joseph  F.  Barker
Joseph  F.  Barker


/s/ F.  Galen  Hodge
F.  Galen  Hodge


/s/ Charles  J.  Sponaugle
Charles  J.  Sponaugle